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                                                                      Exhibit 11

                                AUDITORS' CONSENT

To the Board of Trustees
Nationwide Separate Account Trust:

We consent to the use of our report dated February 23, 1996 included in the Statement of Additional Information.

KPMG Peat Marwick LLP

Columbus, Ohio
October 21, 1996